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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNITED STATES CELLULAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1149325
(State of Incorporation or Organization)	(IRS Employer Identification no.)

8410 West Bryn Mawr Avenue, Suite 700
Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES: 333-115847

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Senior Notes due 2034	New York Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
 None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the Registrant's 7.50% Senior Notes due 2034 ("Notes") to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated June 9, 2004 and in the "Description of the Notes" set forth in the Prospectus Supplement dated June 9, 2004, filed as part of the Registrant's Registration Statement Number 333-115847 under the Securities Act of 1933, and such descriptions are incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit
1.	Indenture dated as of June 1, 2002 between the Registrant and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 filed on May 15, 2002).
2.
Fourth Supplemental Indenture dated June 9, 2004 between the Registrant and BNY Midwest Trust Company, including Form of 7.50% Senior Notes due 2034 attached as Exhibit A thereto (incorporated by reference to the Registrant's Current Report on Form 8-K dated June 9, 2004).

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED STATES CELLULAR CORPORATION
Date: June 11, 2004	By:	/s/ KENNETH R. MEYERS Name: Kenneth R. Meyers Title: Executive Vice President—Finance, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit Number	Description of Exhibit
1.	Indenture dated as of June 1, 2002 between the Registrant and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-3 filed on May 15, 2002).
2.
Fourth Supplemental Indenture dated June 9, 2004 between the Registrant and BNY Midwest Trust Company, including Form of 7.50% Senior Notes due 2034 attached as Exhibit A thereto (incorporated by reference to the Registrant's Current Report on Form 8-K dated June 9, 2004).

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE
Exhibit Index